Exhibit 4.6

                               LECROY CORPORATION
                            PLACEMENT AGENT AGREEMENT

                                 August 15, 2001

         WHEREAS, LeCroy Corporation, a Delaware corporation (the "Company"), has entered into a Share Purchase Agreement, dated as of August 15, 2001 (the "Purchase Agreement"), with Value Act Capital Partners, L.P. (the "Purchaser"), pursuant to which the Company shall issue to the Purchaser $25,000,01 of common stock, par value $0.01 ("Common Stock"), of the Company;

         WHEREAS, SG Cowen Securities Corporation (the "Placement Agent") has served as placement agent in connection with the negotiation, execution and delivery of the Purchase Agreement and the issuance of shares of Common Stock to the Purchaser and the Company has agreed to pay a fee to the Placement Agent in the form of cash and a warrant to purchase Common Stock in respect of such service;

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Placement Agent hereby agree as follows:

1.       PLACEMENT AGENT CONSIDERATION

         1.1 Authorization of Cash Payment and Issuance of the Warrant

         Subject to the terms and conditions of this Agreement, the Warrant (as defined below) and the Purchase Agreement, the Company has authorized (a) the payment of $1,625,000 (the "Cash Payment") and (b) the issuance of the Warrant (the "Warrant") to purchase up to 28,571 shares (the "Warrant Shares") of Common Stock at an exercise price per share as provided in the Warrant, on the terms and subject to the conditions set forth in the Warrant, to the Placement Agent as consideration for its service in respect of the sale of shares of Common Stock to the Purchaser pursuant to the terms of the Purchase Agreement.

         1.2 Issuance of the Warrant

         Subject to the terms and conditions of this Agreement and the Purchase Agreement, the Company agrees to pay the Cash Payment and to issue the Warrant to the Placement Agent at the Closing.

         1.3 Exercise Price

         The exercise price for the Warrant shall be as provided in the terms and conditions of the Warrant.

2.       PAYMENT AND DELIVERY OF THE WARRANT AT THE CLOSING

         (a) The completion of the purchase and sale of Common Stock by the Purchaser from the Company, the payment of the Cash Payment and the issuance of


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the Warrant (the "Closing") shall occur at the offices of Bingham Dana LLP, counsel to the Company, at 150 Federal Street, Boston, MA 02110 at 10:00 a.m. Eastern Standard Time on August 15, 2001 or such other time and date as may be agreed by the parties (the "Closing Date").

         (b) The Company's obligation to complete the payment of the Cash Payment and the issuance of the Warrant shall be subject to the following conditions, any one or more of which may be waived by the Company:

                  (i) the execution and delivery of the Purchase Agreement by the Purchaser and the Company and the completion of the purchase and sale of the shares of Common Stock by the Purchaser as provided in the Purchase Agreement, including the receipt by the Company of same-day funds in the full amount of the purchase price for the shares of Common Stock purchased by the Purchaser under the Purchase Agreement; and

                  (ii) the accuracy in all material respects of the representations and warranties made by the Placement Agent and the fulfillment in all material respects of those undertakings of the Placement Agent to be fulfilled before the Closing.

         (c) The Placement Agent' obligations to accept delivery of the Warrant shall be subject to the following conditions, any one or more of which may be waived by the Placement Agent with respect to the Placement Agent's obligation:

                  (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

                  (ii) the Company shall have delivered to the Placement Agent a legal opinion in substantially the form attached hereto as Exhibit A.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Placement Agent as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

         3.1 Organization and Qualification

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.




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         3.2 Capitalization

         (a) The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

         (b) As of July 31, 2001, the issued and outstanding capital stock of the Company consisted of 8,736,375 shares of Common Stock and 500,000 shares of the Company's Series A Convertible Redeemable Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

         (c) The Company has reserved 3,719,205 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's 1993 Amended and Restated Stock Incentive Plan and 1995 Non-Employee Director Stock Option Plan, and the Company has reserved 144,074 shares of Common Stock for issuance under the Company's 1995 Employee Stock Purchase Plan.

         (d) The Company has reserved 500,000 shares of Common Stock for issuance upon the conversion or redemption of the Company's Series A Convertible Redeemable Preferred Stock.

         (e) Company has reserved 344,055 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

         With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

         3.3 Issuance and Delivery of the Warrant and the Warrant Shares

         (a) The Warrant has been duly authorized for issuance to the Placement Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The Warrant is in due and proper form under Delaware law. The Warrant shares have been reserved for issuance to the Placement Agent pursuant to the terms and conditions of the Warrant.

         (b) The issuance of the Warrant is not subject to preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of the Warrant by the Company as contemplated in this Agreement.

         (c) Subject to the accuracy of the Placement Agent's representations and warranties in Section 4 of this Agreement, the offer and issuance of the Warrant in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

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         3.4 Financial Statements

         The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

         3.5 No Material Change

         Since March 31, 2001,

         (a) except as set forth on Schedule 3.5(a), there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

         (b) except as set forth on Schedule 3.5(b), there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

         (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         The Company has no material contingent obligations.

         3.6 Environmental

         Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,

         (a) the Company is in compliance with all applicable Environmental Laws (as defined below);

         (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

         (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and


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

         (d) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         3.7 No Defaults

         The Company is not in violation of its certificate of incorporation or bylaws or, except as set forth on Schedule 3.7 hereto, in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

         3.8 Labor Matters

         No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent.

         3.9 No Actions

         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

         3.10 Intellectual Property

         (a) The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the



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business of the Company as now conducted and as proposed to be conducted (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

         (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

         (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

         (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

         (e) The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights.

         (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

         (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

         (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

         3.11 Permits

         The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.


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

         3.12 Due Execution, Delivery and Performance

         (a) This Agreement and the Warrant have been duly executed and delivered by the Company constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforceability of creditors' rights generally and to general equitable principles).

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, and will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

         3.13 Properties

         The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

         3.14 Compliance

         The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

         3.15 Security Measures

         The Company takes security measures designed to enable the Company to assert trade secret protection in its non-patented technology.



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

         3.16 Contributions

         To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.



         3.17 Investment Company

         The Company is not now, and after the sale of shares of Common Stock to the Purchaser under the Purchase Agreement and the application of the net proceeds from the sale of such shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.18 Prior Offerings

         All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

         3.19 Taxes

         The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         3.20 Other Governmental Proceedings

         To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

         3.21 Non-Competition Agreements

         To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.



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3.22     Transfer Taxes

         On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance and transfer of the Warrant to the Placement Agent under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         3.23 Insurance

         The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         3.24 Governmental Consents

         No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering or issuance of the Warrant under this Agreement.

         3.25 Securities and Exchange Commission Filings

         The Company has timely filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed by the Company under the Exchange Act of 1934, as amended (the "Exchange Act.")

         3.26 Additional Information

         The Company represents and warrants that the information contained in the following documents (the "Company Documents"), which will be provided to Placement Agent before the Closing, is or will be true and correct in all material respects as of their respective final dates and that the Company Documents do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading:

         (a) the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2000;

         (b) the Company's Quarterly Reports on Form 10-Q/A for the fiscal quarters ended September 30, 2000, December 31, 2000 and on Form 10-Q for the quarter ended March 31, 2000;

         (c) all other documents, if any, filed by the Company with the Commission since June 30, 2000 pursuant to the reporting requirements of the Securities Exchange Act.

         3.27 Contracts

         The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the



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aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT

         4.1 Securities Law Representations and Warranties

         The Placement Agent represents, warrants and covenants to the Company as follows:

         (a) The Placement Agent is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the acceptance of the Warrant, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to accept the Warrant.

         (b) The Placement Agent is acquiring a warrant for the number of shares of Common Stock set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing the Warrant or the Warrant Shares nor any arrangement or understanding with any other persons regarding the distribution of the Warrant or the Warrant Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in
Section 6 of this Agreement.

         (c) The Placement Agent will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant or the Warrant Shares except in compliance with the Securities Act and the Rules and Regulations.

         (d) The Placement Agent has completed or caused to be completed the Registration Statement Questionnaire, attached to this Agreement as Appendix I, for use in preparation of the Registration Statement (as defined in Section 6.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Placement Agent shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

         (e) The Placement Agent has, in connection with its decision to accept the Warrant for the number of shares of Common Stock set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

         (f) The Placement Agent is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has completed and returned the Investor Questionnaire previously provided by the Company.


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         4.2 Resales of Warrant and Warrant Shares

         (a) The Placement Agent hereby covenants with the Company not to make any sale of the Warrant or the Warrant Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Placement Agent acknowledges and agrees that the Warrant Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Warrant Shares is accompanied by a separate officer's certificate:

                  (i) in the form of Appendix III to this Agreement;

                  (ii) executed by an officer of, or other authorized person designated by, the Placement Agent; and

                  (iii) to the effect that (A) the Warrant Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

         (b) The Placement Agent acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement (the "Prospectus," as further defined in Section 6.3 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Placement Agent hereby covenants that it will not sell any Warrant Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Placement Agent written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Placement Agent written notice that the Placement Agent may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Placement Agent, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential.

         (c) The Placement Agent further covenants to notify the Company promptly of the sale of the Warrant or any of its Warrant Shares, other than sales pursuant to a Registration Statement contemplated in Section 6 of this Agreement or sales upon termination of the transfer restrictions pursuant to
Section 6.4 of this Agreement.

         4.3 Due Execution, Delivery and Performance

         (a) This Agreement has been duly executed and delivered by the Placement Agent and constitutes a valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforceability of creditors' rights generally and to general equitable principles).

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

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Placement Agent pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Placement Agent is a party or by which it or any of them may be bound, or to which any of the property or assets of the Placement Agent is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Placement Agent or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

5.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Placement Agent in this Agreement and in the Warrant delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Placement Agent of the Warrant and the payment therefor.

6.       FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT;
COVENANTS

         6.1 Form D Filing; Registration Statement; Expenses

         The Company shall:

         (a) file in a timely manner a Form D relating to the issuance of the Warrant under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

         (b) as soon as practicable after the Closing Date, but in no event later than the ninetieth (90th) day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Warrant Shares by the Placement Agent from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

         (c) provide to Placement Agent any information required to permit the sale of the Warrant Shares under rule 144A of the Securities Act;

         (d) subject to receipt of necessary information from the Placement Agent, use its best efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective on or before one hundred and twenty (120) days after the Closing Date;


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

         (e) notify Placement Agent promptly upon the Registration Statement being declared effective by the Commission;

         (f) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which the Warrant Shares may be resold by the Placement Agent without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Warrant Shares have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

         (g) promptly furnish to the Placement Agent with respect to the Warrant Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Placement Agent;

         (h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

         (i) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

         (j) bear all expenses in connection with the procedures in paragraphs
(a) through (f) of this Section 6.1 and the registration of the Warrant Shares pursuant to the Registration Statement, including fees and expenses (whether external or internal) of up to $15,000 of the Placement Agent, but not including any fees and expenses of any other advisers to the Placement Agent or brokerage fees and commissions incurred by the Placement Agent.

         6.2 Transfer of Warrant Shares After Registration

         The Placement Agent agrees that it will not effect any disposition of the Warrant Shares or its right to receive the Warrant Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Placement Agent or its plan of distribution.

         6.3 Indemnification

         For the purpose of this Section 7.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 6.1.

         6.3.1 Indemnification by the Company

         The Company agrees to indemnify and hold harmless each of the Placement Agent, each director and officer of the Placement Agent, and each person, if any, who controls the Placement Agent within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law, and will reimburse the Placement Agent, each director and officer of the Placement Agent, and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Placement Agent, director and officer of the Placement Agent, and or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Placement Agent to comply with the covenants and agreements contained in Sections 4.2 or 6.2 of this Agreement respecting resale of the Warrant Shares, or (iii) the inaccuracy of any representations made by the Placement Agent in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Placement Agent before the pertinent sale or sales by the Placement Agent.

         6.3.2 Indemnification by the Placement Agent

         The Placement Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the

Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Placement Agent to comply with the covenants and agreements contained in Sections 4.2 or 6.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by the Placement Agent in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent expressly for use therein; provided, however, that the Placement Agent shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Placement Agent has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Placement Agent will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

         6.3.3 Indemnification Procedure

         (a) Promptly after receipt by an indemnified party under this Section
6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 6.3 or to the extent it is not prejudiced as a result of such failure.

         (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                  (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

                  (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 6.3, the Placement Agent shall not be liable for any indemnification obligation under this Agreement in excess of the amount of the product of the number of Warrant Shares issuable upon exercise of the Warrant multiplied by the exercise price of the Warrant.

         6.3.4 Contribution

         If the indemnification provided for in this Section 6.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 6.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement in such proportion as is appropriate to reflect the relative fault of the Company and the Placement Agent in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company and the Placement Agent shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 6.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 6.3 for purposes of indemnification. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined by any method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3, the Placement Agent shall not be liable for any contribution obligation under this Agreement in excess of the amount of the product of the number of Warrant Shares issuable upon exercise of the Warrant multiplied by the exercise price of the Warrant.

         6.4 Termination of Conditions and Obligations

         The restrictions imposed by Section 4 or this Section 6 upon the transferability of the Warrant Shares shall cease and terminate as to any particular number of the Warrant Shares upon the passage of two years from the effective date of the Registration Statement covering the Warrant Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         6.5 Information Available

         So long as the Registration Statement is effective covering the resale of Warrant Shares owned by the Placement Agent, the Company will furnish to such
Purchaser:

         (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 90 days after the end of each fiscal year of the Company), a full copy of the particular Registration Statement covering the Warrant Shares (the foregoing, in each case, excluding exhibits);

         (b) upon the request of the Placement Agent, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

         6.6 Rule 144 Information

         For two years after the date of this Agreement, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Placement Agent to sell the Warrant Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

7.       NOTICES

         All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

         (a) if to the Company, to:

                                            Raymond Kunzmann
                                            Chief Financial Officer
                                            LeCroy Corporation
                                            700 Chestnut Ridge Road
                                            Chestnut Ridge, New York 10977
                                            Facsimile: (845) 578-6061

or to such other person at such other place as the Company shall designate to the Placement Agent in writing; and to:

                                            Roger D. Feldman, Esq.
                                            Bingham Dana LLP
                                            150 Federal Street
                                            Boston, Massachusetts 02110
                                            Facsimile: (617) 951-8736

         (b) if to the Placement Agent, to:

                                            Richard E. Gormley
                                            Managing Director
                                            SG Cowen Securities Corporation
                                            1221 Avenue of the Americas,
                                                  12th Floor
                                            New York, N.Y. 10020
                                            Facsimile: (212) 278-5503

or to such other person at such other place as the Placement Agent shall designate to the Company in writing; and to:

                                            Stuart Bressman, Esq.
                                            Brown Raysman Millstein Felder &
                                            Steiner, LLP 900 Third Avenue New
                                            York, NY 10022 Facsimile:
                                            212-895-2900

         Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

8.       MODIFICATION; AMENDMENT

         This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Placement Agent.

9.       EXPENSES

         Each party to this Agreement shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documents (including legal and accounting fees and expenses) or otherwise incurred in connection with the transactions contemplated by this Agreement, the Purchase Agreement and the Warrant. Notwithstanding the foregoing, the Company agrees to reimburse the Placement Agent an amount not to exceed $50,000 for all expenses reasonably incurred by the Placement Agent in connection with the transactions contemplated by this Agreement, the Purchase Agreement and the Warrant, including expenses for attorneys, consultants and travel.

10.      HEADINGS

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.      SEVERABILITY

         If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

12.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

13.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.



                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                 LECROY CORPORATION

                                 By       /s / Raymond F. Kunzmann
                                          -------------------------------------
                                 Name:    Raymond F. Kunzmann
                                          -------------------------------------
                                 Title:   Vice President
                                          -------------------------------------




                                 SG COWEN SECURITIES CORPORATION

                                 By:      /s / Richard E. Gormley
                                          -------------------------------------
                                 Name:    Richard E. Gormley
                                          -------------------------------------
                                 Title:   Managing Director
                                          -------------------------------------

                                    EXHIBIT A

                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110

                   [Subject to Internal Review and Clearance]

                                 August 15, 2001





SG Cowen Securities Corporation
1221 Avenue of the Americas, 12th Floor
New York, N.Y. 10020

Ladies and Gentlemen:

         We have acted as counsel to LeCroy Corporation (the "Company"), a Delaware corporation, in connection with the preparation, execution, and delivery of (1) the Stock Purchase Agreement (the "Purchase Agreement") dated as of August 15, 2001, by and between the Company and ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., and ValueAct Capital International, Ltd. (the "Purchasers"), pursuant to which the Company has issued and sold to the Purchasers an aggregate of 1,428,572 shares of its common stock, $0.01 par value per share ("Common Stock") and (2) the Placement Agent Agreement (the "Placement Agent Agreement") dated as of the date hereof by and among the Company and SG Cowen Securities Corporation (the "Placement Agent"), pursuant to which, as partial consideration for your service as placement agent for the aforementioned issuance and sale of Common Stock to the Purchaser, the Company has issued to you a Warrant (the "Warrant") to purchase an aggregate of 28,571 shares of Common Stock. Capitalized terms used in this opinion and not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

         We have examined copies, executed on behalf of the Company of the Purchase Agreement, the Placement Agent Agreement, and the Warrant. We have also reviewed such agreements, instruments, certificates, corporate and public records, and other documents as we have deemed necessary for purposes of this opinion.

         As to any opinion below relating to the existence, qualification, or standing of the Company, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit A.

         For purposes of this opinion we have assumed without any investigation
(1) the legal capacity of each natural person, (2) the full power and authority of each person other than the Company to execute, deliver, and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by

SG Cowen Securities Corporation
1221 Avenue of the Americas, 12th Floor
New York, N.Y. 10020
August 15, 2001
Page 2



such person, (3) the due authorization, execution and delivery by each person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such person, (4) the legality, validity, binding effect and enforceability as to each person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such person, (5) the genuineness of each signature on, and the completeness and authenticity of, each document and record purporting to be an original, (6) the conformity to the original of each document and record purporting to be a copy of an original, and (7) the completeness and authenticity of the original of each document whether examined in original or copy form.

         With respect to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention, or other state of mind), we have relied entirely upon (1) the representations of the Company and the Placement Agent set forth in the Purchase Agreement, the Placement Agent Agreement, and the Warrant and (2) certificates of officers of the Company (including without limitation the certificate attached as Exhibit B) and have assumed, without independent inquiry or investigation, the accuracy of those representations and certificates.

         When an opinion set forth below is given to the best of our knowledge, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers currently in this firm who have participated directly in the specific transactions to which this opinion relates, and without any special or additional inquiry or investigation undertaken for the purposes of this opinion.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Each opinion set forth below is subject to the following general qualifications:

                  (a) as to any agreement or instrument delivered by the Company, we assume that the Company has received the agreed-to consideration therefor;

                  (b) as to any agreement or instrument to which the Company is a party, we assume that such agreement or instrument is the binding obligation of each other party thereto;

SG Cowen Securities Corporation
1221 Avenue of the Americas, 12th Floor
New York, N.Y. 10020
August 15, 2001
Page 3



                  (c) the enforceability of any obligation of the Company may be subject to, affected by or limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and may be subject to or limited by considerations of public policy;

                  (d) the enforceability of any obligation of the Company to provide indemnification or contribution in connection with any liability under federal or state securities laws or under applicable environmental laws may be subject to limitations arising under federal or state securities laws or public policy on the enforceability of provisions providing for indemnity or contribution;

                  (e) no opinion is given herein as to the availability of any specific or equitable relief of any kind or as to the enforceability of any contractual provision relating to remedies after default;

                  (f) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

                  (g) we assume, with your permission and without independent inquiry or investigation that, other than to the Purchasers, the Company has made no offers or sales of any securities that should be integrated with the offer and sale of the Warrant and the Warrant Shares to you and that from and after the date of this opinion, there will be no offers or sales of the securities of the Company by any party that could be integrated with any offers or sales of the securities of the Company made on or prior to the date hereof other than any such future offers and sales which are either exempted from or registered in compliance with the registration provisions of the Securities Act of 1933, as amended.

         We assume without independent inquiry or investigation that you have been granted access to information concerning the Company sufficient to make an informed investment decision, that you have had the opportunity to question and receive answers from the Company's management with respect to your acceptance of the Warrant as a form of consideration for your service as placement agent and that all material information necessary to your investment decision has been accurately disclosed to you.

SG Cowen Securities Corporation
1221 Avenue of the Americas, 12th Floor
New York, N.Y. 10020
August 15, 2001
Page 4

         Our opinion in paragraph 4 below with respect to the nonassessability of the shares issuable to you upon the due exercise of the Warrant in accordance with the terms of the Warrant (the "Warrant Shares") mean only that the ownership of such shares, without more, will not subject the owners thereof to an obligation to make further payments to the Company, and do not mean that such holders are immune from other liabilities, such as to the Company for unlawful dividends, to the Company's creditors under a "piercing the corporate veil" theory, to laborers, servants, or employees for unpaid wages, and the like.

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts, the General Corporation Law of the State of Delaware as applied by courts located in Delaware, and the federal laws of the United States of America, to the extent that the same may apply to or govern the transactions contemplated by the Agreement, and does not cover matters arising under the laws of any other jurisdiction. No opinion is given as to the choice of law that any tribunal may apply to the transactions referred to herein or as to the applicability of, compliance with, or the effect of, the securities or "Blue Sky" laws of any state. No opinion is given as to any securities law, including any state or federal "antifraud" provisions, except as specifically set forth in paragraph 6 below.

         Based upon and subject to the foregoing, it is our opinion that, except as disclosed in or contemplated by the Purchase Agreement, the Placement Agent Agreement or the Warrant (including any schedules and exhibits thereto):

         1. The Company is a corporation validly existing under the laws of the State of Delaware and in corporate good standing with the Office of the Secretary of State of the State of Delaware.

         2. The Company has the requisite corporate power to own or lease its properties and to conduct its business as presently conducted as described in the Company's annual report on Form 10-K/A for the year ended June 30, 2000, to execute, deliver, and perform its obligations under the Purchase Agreement, the Placement Agent Agreement, and the Warrant, to issue the Warrant and to issue the Warrant Shares upon due exercise of and in accordance with the terms of the Warrant.

         3. The execution, delivery, and performance of the Purchase Agreement, the Placement Agent Agreement, and the Warrant have been duly authorized by all requisite corporate action on the part of the Company and the Purchase Agreement, the Placement Agent Agreement, and the Warrant have been duly executed and delivered on behalf of the Company. The Purchase Agreement, the Placement Agent Agreement, and the Warrant constitute legal, valid, and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

SG Cowen Securities Corporation
1221 Avenue of the Americas, 12th Floor
New York, N.Y. 10020
August 15, 2001
Page 5

         4. The issuance and delivery of the Warrant have been duly authorized by all requisite corporate action on the part of the Company, and the Warrant Shares, when issued upon the due exercise of and in accordance with the terms of the Warrant, and when the certificates evidencing the Warrant Shares are countersigned by or issued by the Company's transfer agent and registrar, will be validly issued and outstanding, fully paid and nonassessable.

         5. Except for filings pursuant to federal or state securities laws, no permit, authorization, consent, or approval of or by, or any notification of or filing with, any federal government authority that has not been made or obtained is or will be necessary for (i) the valid execution and delivery of the Purchase Agreement, the Placement Agent Agreement, and the Warrant by the Company or (ii) the issuance and delivery of the Warrant.

         6. Based in part on the representations of the Placement Agent set forth in the Placement Agent Agreement and the Warrant, the offer and issuance of the Warrant to the Placement Agent pursuant to and in accordance with the Placement Agent Agreement and the Warrant, do not require registration under the Securities Act of 1933, as amended.

         7. To the best of our knowledge, there is no litigation, suit, or similar proceeding or governmental investigation pending or overtly threatened in writing against the Company that calls into question the validity or enforceability of the Purchase Agreement, the Placement Agent Agreement, or the Warrant, or that may adversely affect the Company's ability to consummate the transactions thereby contemplated.

         8. The Company's execution, delivery, and performance of its obligations under the Purchase Agreement, the Placement Agent Agreement, or the Warrant and the consummation of the transactions thereby contemplated, will not
(i) violate any provision of the Company's Certificate of Incorporation or by-laws, each as amended and in effect as of the date hereof, (ii) result in any default under any material contract, obligation, or commitment binding on the Company and listed as an exhibit to the Company's Form 10-K/A for the year ended June 30, 2000, in each case except for any violations that individually or in the aggregate will not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs, or business prospects of the Company.

SG Cowen Securities Corporation
1221 Avenue of the Americas, 12th Floor
New York, N.Y. 10020
August 15, 2001
Page 6

         This opinion is rendered to you for your benefit in connection with the transactions contemplated by the Purchase Agreement, the Placement Agent Agreement, or the Warrant and may not be referred to or used for any other purpose, or delivered to, or relied upon by, any other party without our prior written consent. The opinions set forth herein are based upon applicable law and facts as of the date of this opinion letter, and we assume no obligation to update any opinions set forth herein to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

                                                     Very truly yours,



                                                     Bingham Dana LLP

                                                                       EXHIBIT A




                       [CERTIFICATES OF PUBLIC OFFICIALS]

                                                                       EXHIBIT B


                              OFFICER'S CERTIFICATE

                                 August 15, 2001


         Reference is made to (1) the Stock Purchase Agreement dated as of August 15, 2001, by and among LeCroy Corporation, a Delaware corporation (the "Company") and the Purchasers listed on Exhibit A attached thereto, relating to an offering (the "Share Offering") of an aggregate of 1,428,572 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company and (2) the Placement Agent Agreement dated as of the date hereof by and among the Company and SG Cowen Securities Corporation ("SG Cowen"), as placement agent, relating to the issuance by the Company to SG Cowen of a Warrant to purchase 28,571 shares of Common Stock (the "Warrant Offering").

         The Company hereby certifies that during the six-month period prior to the date hereof, other than the Share Offering and the Warrant Offering, there have been no offers or sales of any securities of the Company (including without limitation all equity securities, all debt securities, and all options, warrants, and other rights to acquire or to require another to purchase any such securities, other than the options issued pursuant to or shares of capital stock issued upon the exercise of outstanding options or rights under the Company's 1993 Amended and Restated Stock Incentive Plan, 1995 Non-Employee Director Stock Option Plan, and 1995 Employee Stock Purchase Plan).

         The Company hereby certifies further that: (i) the aggregate number of purchasers of securities of the Company (including without limitation all equity securities, all debt securities, and all options, warrants, and other rights to acquire or to require another to purchase any such securities) in the Warrant Offering, is not greater than thirty-five (35), and (ii) after due inquiry and investigation, the Company reasonably believes that SG Cowen is an (a) "Accredited Investor" as defined in Rule 501 of the Securities Act of 1933, as amended.


                                        LECROY CORPORATION

                                        By:      /s/ Lutz P. Henckels
                                           -----------------------------------
                                           Lutz P. Henckels
                                           Chief Executive Officer

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS




Schedule 3.13.  Properties.

         All of the Company's assets are pledged to The Bank of New York, as the secured party, as collateral for the Company's existing credit agreements.

                                   APPENDIX I

                               LECROY CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE



         In connection with the preparation of the Registration Statement, please provide us with the following information:

1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

                         SG Cowen Securities Corporation
         ---------------------------------------------------------------

2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:
         ---------------------------------------------------------------

3. Have you or your organization had any position, office or other material relationship within the past three years with LeCroy Corporation or its affiliates?

                  _____ Yes         ___X__ No



         If yes, please indicate the nature of any such relationships below:

         ---------------------------------------------------------------

         ---------------------------------------------------------------

         ---------------------------------------------------------------

                                   APPENDIX II

                         CERTIFICATE OF SUBSEQUENT SALE



         The undersigned, an officer of, or other person duly authorized by

SG Cowen Securities Corporation
--------------------------------------------------------------------------------
              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

SG Cowen Securities Corporation
--------------------------------------------------------------------------------

Name of Individual representing Purchaser (if an Institution)

Richard E. Gormley
--------------------------------------------------------------------------------

Title of Individual representing Purchaser (if an Institution):

Managing Director
--------------------------------------------------------------------------------

Signature:

Individual Purchaser or Individual representing Purchaser:

/s / Richard E. Gormley
--------------------------------------------------------------------------------